                                                                    Exhibit 10.1


                            ASSET PURCHASE AGREEMENT

                                     BETWEEN

                             VICTOR FORSTMANN, INC.

                                       AND

                            FORSTMANN & COMPANY, INC.





                          Dated as of October 21, 1999

                                TABLE OF CONTENTS


                                    ARTICLE I

              PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES
   SECTION                                                                                            PAGE
   -------                                                                                            ----

   1.1.  Acquired Assets...............................................................................6
   1.2.  Assignment of Contracts and Licenses..........................................................8
   1.3.  Excluded Assets...............................................................................8
   1.4.  Assumed Obligations...........................................................................8
   1.5.  No Other Liabilities Assumed..................................................................9

                                   ARTICLE II

                           PURCHASE PRICE AND PAYMENT

   2.1.  Payment of Purchase Price.....................................................................9
   2.2.  Physical Count and Valuation.................................................................10
   2.3.  Allocation of Purchase Price.................................................................10
   2.4.  Prorations...................................................................................10

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

   3.1.  Due Incorporation, etc.......................................................................11
   3.2.  Due Authorization............................................................................11
   3.3.  Permits; Compliance with Law; Consent........................................................11
   3.4.  Financial Statements and Condition...........................................................11
   3.5.  No Adverse Change............................................................................11
   3.6.  Title to and Condition of Properties.........................................................12
   3.7.  Intellectual Property........................................................................12
   3.8.  Customer List................................................................................12
   3.9.  Suppliers....................................................................................12
   3.10.  Contracts...................................................................................12
   3.11.  Employee Benefit Plan Documents and Reports.................................................12
   3.12.  Certain Environmental Matters...............................................................12
   3.13.  Taxes.......................................................................................13
   3.14.  Condition of Assets.........................................................................13
   3.15.  Brokers.....................................................................................14
   3.16.  Insurance Policies..........................................................................14
   3.17.  Labor Disputes; Compliance..................................................................14
   3.18.  Backlog.....................................................................................14
   3.19.  Employees; Officers.........................................................................14
   3.20.  WARN Act....................................................................................14
   3.21.  Accuracy of Statements......................................................................14
   3.22.  Y2K Matters.................................................................................14

                                         ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES OF PURCHASER

   4.1.  Due Incorporation, etc.......................................................................15
   4.2.  Corporate Authority..........................................................................15
   4.3.  Consents.....................................................................................15



   4.4.  Brokers......................................................................................15


                                    ARTICLE V

                               COVENANTS OF SELLER

   5.1.  Implementing Agreement.......................................................................15
   5.2.  Access to Information........................................................................16
   5.3.  Preservation of Business.....................................................................16
   5.4.  Books and Records............................................................................17
   5.5.  Consents and Approvals.......................................................................17
   5.6.  Maintenance of Insurance.....................................................................17
   5.7.  No Default...................................................................................17
   5.8.  Compliance with Laws.........................................................................17
   5.9.  No Modifications.............................................................................17
   5.10. Bankruptcy Actions...........................................................................17
   5.11. Referral of Business Opportunities...........................................................18
   5.12. Public Announcements.........................................................................18
   5.13. Financial Information........................................................................18
   5.14. No Solicitation or Negotiation...............................................................18
   5.15. Notice of Developments.......................................................................19
   5.16. Break-up Fee.................................................................................19
   5.17. Compliance with WARN Act.....................................................................19

                                   ARTICLE VI

                             COVENANTS OF PURCHASER

   6.1.  Implementing Agreement.......................................................................19
   6.2.  Consents and Approvals.......................................................................19
   6.3.  Assumed Obligations..........................................................................19
   6.4.  Payment of Purchase Price....................................................................19

                                         ARTICLE VII

                                   RIGHT OF FIRST REFUSAL

   7.1.  Overbid Procedures and Right of First Refusal................................................19
   7.2.  Survival.....................................................................................20


                                  ARTICLE VIII

                CONDITIONS PRECEDENT TO OBLIGATIONS OF PURCHASER

   8.1.  Warranties True as of Both Present Date and Closing Date.....................................21
   8.2.  Compliance with Agreements and Covenants.....................................................21
   8.3.  Bankruptcy Conditions........................................................................21
   8.4.  No Material Adverse Change...................................................................21
   8.5.  Actions or Proceedings.......................................................................22
   8.6.  Other Agreements.............................................................................22
   8.7.  Other Documents..............................................................................22
   8.8.  Consents and Approvals; Permits..............................................................22
   8.9.  Insurance Consent............................................................................22
   8.10. Payments on Leases...........................................................................22
   8.11. Burn Area Agreement..........................................................................22

                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

   9.1.  Warranties True as of Both Present Date and Closing Date.....................................22
   9.2.  Compliance with Agreements and Covenants; Certificate........................................23
   9.3.  Actions or Proceedings.......................................................................23




   9.4.  Bankruptcy Conditions........................................................................23
   9.5.  Other Documents..............................................................................23

                                    ARTICLE X

                                     CLOSING

   10.1.  Closing.....................................................................................23
   10.2.  Deliveries by Seller........................................................................23
   10.3.  Deliveries by Purchaser.....................................................................23

                                   ARTICLE XI

                                   TERMINATION

   11.1.  Termination.................................................................................24
   11.2.  Break-up Fee................................................................................24
   11.3.  Effect of Termination.......................................................................25

                                   ARTICLE XII

                      SURVIVAL AND REMEDY; INDEMNIFICATION

   12.1.  Survival....................................................................................25
   12.2.  Indemnification by Seller...................................................................25
   12.3.  Indemnification by Purchaser................................................................25
   12.4.  Indemnity Limits............................................................................26
   12.5.  Third-Party Claims..........................................................................26
   12.6.  Determination of Indemnification Amount.....................................................27

                                  ARTICLE XIII

                                  MISCELLANEOUS

   13.1.  Expenses....................................................................................27
   13.2.  Amendment; Supplemental Disclosure..........................................................27
   13.3.  Notices.....................................................................................28
   13.4.  Effect of Investigations....................................................................29
   13.5.  Waivers.....................................................................................29
   13.6.  Counterparts................................................................................29
   13.7.  Headings....................................................................................29
   13.8.  APPLICABLE LAW..............................................................................29
   13.9.  Binding Nature; Assignment..................................................................29
   13.10. No Third Party Beneficiaries................................................................30
   13.11. Tax Matters.................................................................................30
   13.12. Other Instruments...........................................................................30
   13.13. Construction................................................................................30
   13.14. Entire Understanding........................................................................30



                                    EXHIBITS

EXHIBIT A-1          Form of Deposit Escrow Agreement
EXHIBIT A-2          Form of Escrow Agreement
EXHIBIT B            Form of Bill of Sale and Assignment and Assumption Agreement
EXHIBIT 7.1(a)       Form of 363 Order and 365 Order


                                    SCHEDULES

1.1(a)        Equipment
1.1(b)        Vehicles
1.1(c)        Inventory
1.1(d)        Parts and Supplies
1.1(e)        Intellectual Property
1.1(h)        Accounts Receivable
1.1(i)        Capital Leases
1.1(j)        Operating Leases
1.1 (k)       Real Property
1.2(a)        Open Purchase Orders and Contracts (at signing and closing)
1.2(b)        Open Customer Orders and Customer Agreements (at signing and closing)
1.2(c)        Permits
1.3(a)        Excluded Fixed Assets
2.1           Valuation Methodology
2.3           Allocation of Purchase Price
3.3           Permits and Required Consents
3.4(a)        Forstmann Financial Statements
3.4(b)        Business Financial Statements
3.5           Adverse Changes to Business
3.8           Customer List and Lost Customers
3.9           Suppliers
3.10          Material Contracts
3.11          Employee Benefit Plan Documents
3.12          Environmental Breaches
3.13          Taxes
3.14          Condition of Assets
3.16          Insurance Policies
3.17          Labor Disputes; Compliance
3.18          Backlog
3.19          Employees; Officers
5.10          Order of the Bankruptcy Court


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT is dated as of October 21, 1999, by and between Victor Forstmann, Inc., a corporation organized under the laws of Delaware ("PURCHASER"), and Forstmann & Company, Inc., a corporation organized under the laws of the State of Georgia, (the "COMPANY", "SELLER" or "FORSTMANN"). In consideration of the mutual covenants, agreements and warranties herein contained, the parties hereto agree as follows:


                               CERTAIN DEFINITIONS

         Unless otherwise defined herein, terms used herein shall have the meanings set forth below:

         "ACCOUNTS RECEIVABLE" is defined in SECTION 1.1(h).

         "ACQUIRED ASSETS" is defined in SECTION 1.1.

         "ACQUISITION PROPOSAL" means a proposal to acquire all, substantially all or any portion of the assets of the Business involving any Third Party and Seller.

         "AFFILIATE OBLIGATIONS" means Seller's debt and other obligations and liabilities and includes all interest, fees, costs and similar amounts payable by Seller in respect thereof.

         "AGREEMENT" means this Asset Purchase Agreement, including all Exhibits and Schedules hereto, as it may be amended from time to time in accordance with its terms.

         "ALTERNATIVE TRANSACTION" means an Acquisition Proposal made by a Third Party, or a plan of reorganization of Seller not involving Purchaser which the Bankruptcy Court approves, endorses or accepts instead of the transactions contemplated by this Agreement.

         "ASSUMED OBLIGATIONS" is defined in SECTION 1.4.

         "BANKRUPTCY CODE" means title 11 of the United States Code, 11 U.S.C. sections 101 ET SEQ.

         "BANKRUPTCY COURT" means the United States Bankruptcy Court for the Southern District of New York having jurisdiction over Seller.

         "BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT" means the Bill of Sale and Assignment and Assumption Agreement, to be dated the Closing Date, between Purchaser, and Seller, in substantially the form attached hereto as EXHIBIT B.

         "BREAK-UP FEE" means the sum of $500,000.

         "BUSINESS" means the business conducted for and utilizing those operating assets and operations of Seller for the design, manufacture, marketing, sale and distribution of woolen, worsted, specialty and other fabrics.

         "BUSINESS FINANCIAL STATEMENTS" means the internal, unaudited statements and other financial information for the Business reflecting assets, liabilities, sales and direct material costs on a product line basis and direct costs of labor and direct manufacturing overhead costs as well as other financial aspects of Seller as of September 26, 1999, copies of which are attached as SCHEDULE 3.4(b).

         "CAPITAL LEASES" is defined in SECTION 1.1(i).

         "CASH" means all cash, certificates of deposit, bank deposits and other cash equivalents, together with all accrued but unpaid interest thereon.

         "CHAPTER 11 CASES" means the pending cases commenced by Seller under chapter 11 of the Bankruptcy Code.

         "CLAIM" means any claim, lawsuit, demand, suit, inquiry made, hearing, investigation, notice of a violation, litigation, proceeding, arbitration, or other dispute, whether civil, criminal, administrative or otherwise.

         "CLOSING" means the consummation of the transactions contemplated herein in accordance with ARTICLE X hereof.

         "CLOSING DATE" means the date on which the Closing occurs or is to occur.

         "CIT INSURANCE AGREEMENT" is defined in SECTION 3.16.

         "CODE" means the United States Internal Revenue Code of 1986, as amended.

         "CONTAMINANT" means any substance regulated under any Environmental Law, or any substance defined as or included in the statutory or regulatory definitions of pollutant, hazardous substances, hazardous or toxic wastes, hazardous materials, or "toxic substances" under any Environmental Law.

         "CONTRACT" means any agreement, contract, commitment, or other binding arrangement or understanding, whether written or oral.

         "CUSTOMER ORDERS" is defined in SECTION 1.2(b).

         "DEPOSIT" means $1.6 million.

         "DEPOSIT ESCROW AGREEMENT" means that certain escrow agreement among Purchaser, Seller and the Deposit Escrow Agent (as defined therein) in substantially the form annexed hereto as Exhibit A-1 together with such changes reasonably requested by the Escrow Agent consistent with the terms of this Agreement.

         "DISCLOSURE SCHEDULE" means the disclosure schedules hereto.

         "DOLLARS" or "$" means dollars of the United States of America.

         "DUBLIN/NATHANIEL COMPLEX" means the plants owned by Forstmann in Dublin, Georgia, including all related real and personal property, equipment, trade fixtures and tangible property.

         "ENVIRONMENTAL LAWS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and policies of governmental authorities having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning pollution or protection of the environment and those relating to the presence, use, production, generation, manufacture, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, together with all related amendments, implementing regulations and reauthorizations, as such provisions are in effect as of the Closing Date, including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Superfund Amendments and Reauthorization Act of 1986 (together, as amended, "CERCLA"), the Resource Conservation and Recovery Act of 1976 ("RCRA"), as amended, the Toxic Substances Control Act of 1976, as amended, the Clean Air Act, as amended, the Clean Water Act, as amended.

         "ENVIRONMENTAL LIABILITIES AND COSTS" means all Losses from any Claim, by any Person, whether based on Contract, tort, implied or express warranty, strict liability, criminal or civil statute, including under any Remedial Action, Environmental Law, Environmental Permit, Environmental Lien, Order or agreement with any Authority, arising from environmental, health or safety conditions, or the Release of a Contaminant into the environment.

         "ENVIRONMENTAL LIEN" means any Lien in favor of any authority for Environmental Liabilities and Costs.

         "ENVIRONMENTAL PERMIT" means any of the Permits required by or pursuant to any applicable Environmental Law.

         "EQUIPMENT" is defined in SECTION 1.1(a) hereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGREEMENT" means the Escrow Agreement, to be dated the Closing Date, among Purchaser, Seller and the escrow agent named therein (the "ESCROW AGENT"), in substantially the form attached hereto as EXHIBIT A-2 together with such changes reasonably requested by the Escrow Agent consistent with the terms of this Agreement.

         "ESCROW AMOUNT" means $1,000,000.

         "EXCLUDED ASSETS" is defined in SECTION 1.3.

         "FINANCIAL STATEMENTS" means the Forstmann Financial Statements and the Business Financial Statements.

         "FORSTMANN FINANCIAL STATEMENTS" means the financial statements of Forstmann as of and for the year ended November 1, 1998 and for the thirteen weeks ended and thirty-nine weeks ended August 2, 1999, consisting of the balance sheet at such dates and the related statements of operations and cash flows for the periods then ended, audited (in the case of the financial statements for the year ended November 1, 1998) by Deloitte & Touche LLP, certified public accountants, copies of which are attached hereto as
SCHEDULE 3.4(a).

         "498 SEVENTH AVENUE LEASE" means that certain lease expiring March 31, 2009, between the Company and the parties listed therein, relating to the office space located at 498 Seventh Avenue, New York, New York.

         "498 SEVENTH AVENUE OFFICE" means the office space leased to the Company pursuant to the 498 Seventh Avenue Lease for Forstmann's principal executive offices, its styling and sales and marketing operations.

         "GAAP" means the U.S. generally accepted accounting principles at the time in effect, consistently applied.

         "GUARANTEE" means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any Indebtedness or obligations of another Person, through a Contract or otherwise, including, without limitation,
(a) any other endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (b) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

         "HAZARDOUS SUBSTANCE" shall mean: (a) "hazardous substances" as defined by CERCLA; (b) any hazardous, dangerous or toxic chemical, material, waste or substance within the meaning of any Environmental Law; (c) any petroleum, crude oil or any fraction thereof; (d) any radioactive material, including any naturally occurring radioactive material as well as any source, special nuclear or by-product material as defined at 42 U.S.C. Section 2011 ET SEQ., and amendments thereto and reauthorizations thereof; (e) asbestos-containing materials in any form or condition; and (f) polychlorinated biphenyls ("PCBS") in any form or condition.

         "HEALTH AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and policies of Governmental Authorities having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning the health and safety of workers or potentially dangerous workplace conditions as such provisions are in effect as of the Closing Date including, but not limited to, the Occupational Safety and Health Act, as amended.

         "INDEBTEDNESS" with respect to any Person means any obligation of such Person for borrowed money, and in any event shall include (i) any obligation incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (ii) the face amount of all letters of credit issued for the account of such Person, (iii) obligations (whether or not such Person has assumed or become liable for the payment of such obligation) secured by Liens, (iv) capitalized lease obligations, (v) all Guarantees of such Person, (vi) all accrued interest, fees and charges in respect of any Indebtedness, and (vii) all prepayment premiums and penalties, and any other fees, expenses, indemnities and other amounts payable as a result of the prepayment and/or discharge of any Indebtedness.

         "INFORMATION AND RECORDS" is defined in SECTION 1.1(f).

         "INTELLECTUAL PROPERTY" is defined in SECTION 1.1(e).

         "INVENTORY" is defined in SECTION 1.1(c).

         "LIEN" means any security interest, lien, charge, mortgage, deed, assignment, pledge, hypothecation, encumbrance, easement, restriction or interest of another Person of any kind or nature.

         "LOSSES" mean all liabilities of every kind, losses, costs, claims, judgments, awards, damages (including punitive, consequential and treble damages), penalties or expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of investigation and litigation), and also including any expenditures or expenses incurred to cover, remedy or rectify any such Losses.

         "MATERIAL ADVERSE CHANGE" means any developments or changes which would have a Material Adverse Effect.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect with respect to the results of operations, assets, properties, operations or condition (financial or otherwise) of the Business (other than the Excluded Assets), taken as a whole.

         "OPERATING LEASES" is defined in SECTION 1.1(j).

         "ORDER" means any decree, order, injunction, rule, judgment, consent of or by an authority.

         "OVERBID AUCTION" is defined in SECTION 7.1.

         "PARTS AND SUPPLIES" is defined in SECTION 1.1(d).

         "PERMITS" means any licenses, permits, registrations, variances, interim permits, permit applications, certificates, approvals or other authorizations under any Regulation applicable to the Business.

         "PERSON" means any corporation, partnership, joint venture, organization, entity, authority or natural person.

         "PHASE I REPORT" shall mean the draft Phase I environmental report produced by SECOR International Incorporated for Purchaser.

         "PLANT CLOSING COSTS AND LIABILITIES" means all Losses from any Claim, by any Person, whether based on Contract, tort, implied or express warranty, strict liability, criminal or civil statute, including under WARN or any state or local plant closing law, arising from the discharge of all of Seller's employees and relocation of the Business.

         "PURCHASE PRICE" is defined in SECTION 2.1.

         "REAL PROPERTY" is defined in SECTION 1.1(k).

         "REGULATION" means any law, statute, regulation, ruling, rule, Order or Permit, of, administered or enforced by or on behalf of any authority, and the certificate of incorporation and by-laws of Seller.

         "RELEASE" means any release, spill, emission, leaking, pumping, deposit, disposal, discharge, dispersal or migration into the indoor or outdoor environment or into or out of any property or assets (including the Acquired Assets) owned or leased by Seller, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

         "REMEDIAL ACTION" means all actions required under any applicable Environmental Law to (1) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (2) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (3) perform preremedial studies and investigations and post-remedial monitoring and care.

         "SALE PROCEDURES ORDER" is defined in SECTION 5.10.

         "SELLER PURCHASE ORDERS" is defined in SECTION 1.2(a).

         "SURVIVAL PERIOD" means ninety (90) days following the Closing Date.

         "TAXES" means all taxes, charges, fees, duties, levies or other assessments, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, license, payroll, unemployment, environmental, customs duties, capital stock, disability, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, severance and employees' income withholding and Social Security taxes imposed by the United States or any other country or by any state, municipality, subdivision or instrumentality of the United States or of any other country or by any other tax authority, including all applicable penalties and interest, and such term shall include any interest, penalties or additions to tax attributable to such Taxes.

         "TAX RETURN" means any report, return or other information required to be supplied to a taxing authority in connection with Taxes.

         "THIRD PARTY" means any Person other than Seller, Purchaser or any of their respective affiliates.

         "363 HEARING" is defined in SECTION 7.1.

         "363 ORDER" means an order of the Bankruptcy Court, substantially in the form set forth on Exhibit 7.1(a) hereto.

         "365 ORDER" means an order of the Bankruptcy Court, substantially in the form set forth on Exhibit 7.1(a) hereto.

         "TOPPING OFFER" is defined in SECTION 7.1.

         "UNASSUMED LIABILITIES" is defined in SECTION 1.5.

         "VALUATION" is defined in SECTION 2.1(a).

         "VALUATION METHODOLOGY" is defined in SECTION 2.1(a).

         "VEHICLES" is defined in SECTION 1.1(b).

         "WARN" means the Worker Adjustment and Retraining Notification Act, as amended.

         "WASTE OR CONTAMINATION SITE" means any site or location, wherever located (including, but not limited to, any well, pit, pond, lagoon, impoundment, ditch, trench, drain, landfill, warehouse or waste storage container), where pollutants, Contaminants or hazardous or toxic wastes, substances or materials used at or generated by the Business or Seller shall have been deposited, stored, treated, reclaimed, disposed of, placed or otherwise come to be located.


                                    ARTICLE I

              PURCHASE AND SALE; ASSUMPTION OF CERTAIN LIABILITIES

         1.1. ACQUIRED ASSETS. Subject to the terms and conditions set forth in this Agreement, at the Closing, Seller shall sell, assign, transfer and deliver to Purchaser, and Purchaser shall purchase, acquire and take assignment and delivery of, the following assets owned by Seller related to, or used in conjunction with, the Business, and all of Seller's right, title and interest therein and thereto, but not including those assets specifically excluded in
SECTION 1.3 (all of the assets sold, assigned, transferred and delivered to Purchaser hereunder are referred to collectively herein as the "ACQUIRED ASSETS"):

         (a) All of the machinery, equipment, fixtures, installations, furniture, patterns, dies, tools, spare parts, supplies, maintenance equipment and production machinery and equipment of every kind and description located at or within the Dublin/Nathaniel Complex or at or within the 498 Seventh Avenue Office, including those set forth on SCHEDULE 1.1(a) (collectively, the "EQUIPMENT");

         (b) All of the vehicles set forth on SCHEDULE 1.1(b) (collectively, the "VEHICLES");

         (c) All of the inventories existing on the Closing Date and used in connection with the Business, including all raw materials, components, work in process, yarns, greige, unfinished fabrics and finished goods inventories, wherever located, and which relate in any manner to the Business, including those set forth on SCHEDULE 1.1(c) (collectively, the "INVENTORY");

         (d) All spare parts and manufacturing and operating supplies, located at the Dublin/Nathaniel Complex or at or within the 498 Seventh Avenue Office, including those set forth on SCHEDULE 1.1(d) (collectively, "PARTS AND SUPPLIES");

         (e) All intellectual property, including, without limitation
(a) computer software, computer programs, source and object code data and documentation, (b) user manuals, administrator or director guides, flow charts and programmers' notes relating to computer software and programs developed by or on behalf of Seller, (c) patents and patent applications (including divisions, continuations, continuations in part, re-examinations, substitutions or reissues thereof, whether or not patents are issued on such applications and whether or not such applications are modified, withdrawn or resubmitted), inventions (whether or not patentable and whether or not reduced to practice), invention disclosures and improvements thereto, designs and plans, (d) trademarks, service marks, trade dress, trade names, brand names, logos, corporate names and registrations and applications for registration thereof, (e) copyright registrations and applications for registration thereof, (f) mask works and registrations and applications for registration thereof, (g) trade secrets, processes, procedures, manufacturing and marketing formulae and know how, (h) worldwide websites, domain names or any other Internet assets, (i) any other similar intellectual property rights, and (j) any other information concerning Seller that is not generally available to the public and which is treated as confidential or proprietary by Seller, including those set forth on SCHEDULE 1.1(e) (collectively, the "INTELLECTUAL PROPERTY");

         (f) All production records, product files, technical information (including copies of technical data, designs, drawings, laboratory notebooks, confidential information, price lists, marketing plans and strategies), sales records, product development techniques or plans, customer lists and files (including customer credit and collection information), details of client or consultant contracts, operational methods, tax, historical and financial records and files, any and all information or documents relating to vendors and other proprietary information, together with the following papers and records in the Company's care, custody or control or otherwise available to it; all blueprints, building specifications and "as built" plans, all personnel and labor relations records, all employee benefits and compensation plans and records, all environmental control, monitoring and test records, all plant cost records, all maintenance and production records and all plans and designs of buildings, structures, fixtures and equipment (the "INFORMATION AND RECORDS");

         (g) Copies of all production records, product files, technical information, designs, drawings, confidential information, price lists, marketing plans and strategies, sales records, product development techniques or plans, customer lists and files (including customer credit and collection information), details of client or consultant contracts, operational methods, historical and financial records and files, and other proprietary information relating to the Business;

         (h) Any and all accounts receivable, trade receivables, notes receivable and other receivables whether insured or uninsured, including those set forth on SCHEDULE 1.1(h) (the "ACCOUNTS RECEIVABLE");

         (i) Certain Capital Leases of the Company, set forth on
SCHEDULE 1.1(i) (the "CAPITAL LEASES");

         (j) Certain Operating Leases of the Company, set forth on
SCHEDULE 1.1(j) (the "OPERATING LEASES");

         (k) All real, personal and mixed property, including all land, buildings, fixtures, and all other such property relating to or in connection with the Dublin/Nathaniel Complex and owned by the Company, including such property set forth on SCHEDULE 1.1(k) (the "REAL PROPERTY"); and

         (l) Any and all other assets and rights that are not of the type or character referenced in SECTION 1.1(a) -(k) and which relate to, or are necessary for the continuation after the Closing Date of, the Business in at least the same manner as is conducted as of the date hereof, except the Excluded Assets.

         1.2. ASSIGNMENT OF CONTRACTS AND LICENSES. Subject to the terms and conditions set forth in this Agreement, Seller will assign and transfer to Purchaser, effective as of the Closing Date, all of Seller's right, title and interest in and to, and Purchaser will take assignment of, the following rights and interests (and all of the following shall be deemed included in the term "ACQUIRED ASSETS" as used herein):

         (a) All of the unfilled purchase orders, and executory contracts and agreements for the purchase of goods, materials and services and such other contracts (i) entered into prior to the date of this Agreement and set forth in
SCHEDULE 1.2(a), each satisfactory to Purchaser, or (ii) entered into after the date of this Agreement and prior to the Closing Date that are on commercially reasonable terms and on conditions satisfactory to Purchaser and as set forth on
SCHEDULE 1.2(a) as supplemented in accordance with this Agreement prior to the Closing (collectively, the "SELLER PURCHASE ORDERS");

         (b) All of the unfilled customer orders, and executory contracts and agreements for the sale of goods and services and such other customer orders, sales contracts and agreements with customers (i) entered into prior to the date of this Agreement and set forth in SCHEDULE 1.2(b), each satisfactory to Purchaser, or (ii) entered into after the date of this Agreement and prior to the Closing Date that are on commercially reasonable terms and on conditions satisfactory to Purchaser and as set forth on SCHEDULE 1.2(b) as supplemented in accordance with this Agreement prior to the Closing (collectively, the "CUSTOMER ORDERS"); and

         (c) All Permits relating to the Business and necessary for the conduct of the Business including those set forth on SCHEDULE 1.2(c).

         1.3. EXCLUDED ASSETS. Anything in SECTION 1.1 to the contrary notwithstanding, the Acquired Assets shall not include (herein referred to as "EXCLUDED ASSETS") (i) the certificate of incorporation and Bylaws of Seller, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance, and existence of Seller as a corporation, (ii) any of the rights of Seller under and pursuant to this Agreement and (iii) any assets not purchased pursuant to
SECTION 1.1, including any assets or property (whether real, personal or mixed), other than Inventory and Equipment subject to Capital Leases and Operating Leases described in SECTION 1.1, relating to or in connection with the Milledgeville Plant, the Louisville Plant or any other plant of the Company other than the Dublin/Nathaniel Complex.

         1.4. ASSUMED OBLIGATIONS. At the Closing, except as provided in
SECTION 1.5, Purchaser shall only assume, and agree to pay, perform, fulfill and discharge only those Obligations which are required to be performed, and which accrue, after the Closing Date under the following Contracts: (A) Seller Purchase Orders; (B) the Customer Orders; (C) the Operating Leases; and (D) the Capital Leases (collectively, the "ASSUMED OBLIGATIONS").

         1.5. NO OTHER LIABILITIES ASSUMED. Seller acknowledges and agrees that pursuant to the terms and provisions of this Agreement and under any Contract, Purchaser will not assume any Obligation of Seller, other than the Assumed Obligations. In furtherance and not in limitation of the foregoing, Purchaser shall not assume and shall not be deemed to have assumed, any debt, claim, obligation or other liability of Seller whatsoever other than the Assumed Obligations, including, but not limited to (i) any Environmental Costs and Liabilities for any act, omission, condition, event or circumstance to the extent occurring or existing prior to the Closing Date, including without limitation all Environmental Costs and Liabilities relating in any manner to Seller's direct or indirect handling, transportation or disposal of any Contaminants (ii) any of Seller's liabilities in respect of Taxes, (iii) to the extent that under the applicable law of any authority any Tax or fee is payable exclusively by Seller, any Taxes or any fees arising in connection with the consummation of the transactions contemplated hereby, including any Tax or liability of any stockholder of Seller or its affiliates and any of Seller's fees or expenses incurred in connection with the transfer of the Acquired Assets (other than as expressly provided in this Agreement), (iv) any brokers' or finders' fees, or other liability of Seller for costs and expenses (including legal fees and expenses) incurred in connection with this Agreement or the consummation of the transactions contem plated hereby, (v) any liability or obligation of Seller under this Agreement (or under any other agreement between Seller on the one hand and Purchaser on the other hand entered into on or after the date of this Agreement), (vi) any Indebtedness, (vii) any liability related to retiree medical and other benefits and obligations, except in such instances where Purchaser has expressly assumed in writing such obligations after the Closing Date, (viii) any obligations or liabilities, including severance, pension plan benefits and compensation, for Seller's employees, except in such instances where Purchaser has expressly assumed in writing such obligations after the Closing Date, (ix) any obligation or liability arising as a result of or whose existence is a breach of Seller's representations, warranties, agreements or covenants, (x) any Excluded Assets, (xi) Affiliate Obligations,
(xii) any Loss relating to any defective product manufactured by Seller prior to the Closing Date, (xiii) any Plant Closing Cost or Liability, (xiv) liabilities prior to the Closing Date for payments under assumed Operating Leases and Capital Leases and (xv) rebates, allowances, deductions and/or price discrepancies relating in any manner to products sold in pursuit of the Business prior to the Closing Date (collectively, "UNASSUMED LIABILITIES").


                                   ARTICLE II

                           PURCHASE PRICE AND PAYMENT

         2.1. PAYMENT OF PURCHASE PRICE. (a) On the Closing Date, Purchaser shall pay to Seller a purchase price of $16,000,000 (the "PURCHASE PRICE") for all of the Acquired Assets as of September 26, 1999, as adjusted as set forth below. The Seller and Purchaser acknowledge and agree that the Purchase Price is based upon a valuation (the "VALUATION") of the Acquired Assets as of the Closing Date scheduled, as of the date first above written, for October 29, 1999 in accordance with the valuation methodology as set forth in SCHEDULE 2.1 hereof (the "VALUATION METHODOLOGY"). No later than three (3) business days prior to the Closing Date, Purchaser, together with Seller, shall estimate the Purchase Price using the Valuation Methodology as of the Closing Date to be paid by Purchaser to Seller on the Closing hereof. The payment of the Purchase Price is subject to standard true-up adjustments which shall be determined on or before the fifteenth business day after the Closing Date whereby finalized values of the Acquired Assets will be determined as of Closing Date using the Valuation Methodology. Any overpayments by Purchaser will be deducted from the Escrow Amount and any underpayments by Purchaser will be paid within two (2) business days after such final determination to Seller in immediately available cash.

         (b) On the date hereof or as soon thereafter as possible but not later than October 22, 1999, Purchaser shall pay the Deposit to the Escrow Agent pursuant to the terms of the Deposit Escrow Agreement to be applied to the Purchase Price pursuant to the terms of this Agreement.

         (c) Purchaser will pay the Purchase Price less the Deposit to Seller in cash payable by certified or official bank check or wire transfer in immediately available funds. Of the Purchase Price, Seller shall deposit in an account with the Escrow Agent $1,000,000 pursuant to the terms and provisions of the Escrow Agreement, with $750,000 to be released upon the final determination of the Purchase Price and any adjustments thereto pursuant to Section 2.1(a) with the balance to be held in escrow for no more than the Survival Period to cover indemnification claims arising in connection with this Agreement. Any assets remaining in the escrow account after the Survival Period shall be distributed to Seller.

         2.2. PHYSICAL COUNT AND VALUATION. On or before the fifth business day after the Closing Date, but effective as of the Closing Date, Seller and Purchaser and/or their representatives shall complete to Purchaser's reasonable satisfaction a complete and accurate physical count and inspection of the Acquired Assets and Purchaser and Seller shall have mutually agreed on the amount that Purchase Price shall be increased or decreased; PROVIDED, that (i) if the Purchase Price is increased, Purchaser shall pay such amount to Seller by certified or official bank check or wire transfer in immediately available funds within two (2) business days or (ii) if the Purchase Price is decreased, Purchaser shall deduct such amount from the funds held by the Escrow Agent.

         2.3. ALLOCATION OF PURCHASE PRICE. For tax reporting purposes only, the Purchase Price shall be allocated as described on SCHEDULE 2.3 hereto to the satisfaction of Seller and Purchaser. Seller and Purchaser agree to file all income tax returns or reports, including, without limitation, IRS Form 8954, for their respective taxable years in which the Closing occurs and to reflect the allocation of the Purchase Price described on SCHEDULE 2.3 hereto on any such return or report and agree not to take any position inconsistent therewith before any governmental agency charged with the collection of any Taxes or in any judicial proceeding relating solely to tax reporting.

         2.4. PRORATIONS. To the extent that any of the items listed below relating to the Business and operation of the Business, the Acquired Assets and/or the Assumed Obligations are payable by Purchaser after the Closing Date but relate to periods prior to the Closing Date, Seller will be liable to the extent such items relate to any time period up to and including the Closing
Date: (a) personal property, real estate, occupancy, water taxes and any and all inventory and other taxes, if any, on or with respect to the business and operation of the Business, the Acquired Assets and/or the Assumed Obligations;
(b) rents, taxes and other items payable by Seller under any lease, or other contract to be assigned to or assumed by Purchaser hereunder; (c) the amount of any license or registration fees with respect to any licenses or registrations which are being assigned or transferred hereunder; (d) the amount of sewer rents and charges for water, telephone, electricity and other utilities and fuel; (e) the rebate and promotional programs set forth on SCHEDULE 1.2(c) hereto; (f) payment obligations under the Capital Leases and Operating Leases; and (g) all other items which are normally prorated in connection with similar transactions. Seller and Purchaser agree to furnish each other with such documents and other records as each party reasonably requests in order to confirm all adjustment and proration calculations made pursuant to this SECTION 2.4.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser as of the date of this Agreement and the Closing Date, as follows:

         3.1. DUE INCORPORATION, ETC. Forstmann is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Forstmann is duly organized and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure to be qualified would, in the aggregate, have a Material Adverse Effect.

         3.2. DUE AUTHORIZATION. (a) Pursuant to an order of the Bankruptcy Court, Seller has full power and authority to enter into this Agreement and the transactions contemplated herein, and this Agreement has been duly and validly executed and delivered by Forstmann, and each constitutes a legal, valid and binding obligation of Forstmann, enforceable in accordance with its terms.

         (b) The execution, delivery and performance by Forstmann of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not (i) violate any provision of the certificate of incorporation or by-laws of Seller, or (ii) violate any law, which could have a Material Adverse Effect.

         3.3. PERMITS; COMPLIANCE WITH LAW; CONSENT. Seller holds all of the Permits listed on SCHEDULE 3.3, and no other Permits are currently necessary in any way for the lawful operation by Seller of the Business as currently conducted by Seller, except for those the absence of which would not have a Material Adverse Effect on the Acquired Assets. Seller has complied with each, and is not in violation of any Regulation to which the Acquired Assets or Assumed Obligations are subject, including, without limitation, all Health and Safety Requirements, export and import licensing and other laws.

         3.4. FINANCIAL STATEMENTS AND CONDITION. The Forstmann Financial Statements and the Business Financial Statements present fairly the financial position of Forstmann as of and for the periods set forth therein in conformity with GAAP and the past accounting practices of Forstmann, and the Forstmann Financial Statements, including the notes thereto, make full and adequate disclosure of, and provision for, all material obligations and liabilities of Forstmann as of the date thereof, to the extent required by GAAP.

         3.5. NO ADVERSE CHANGE. Except as listed on SCHEDULE 3.5, since July 23, 1999 there has not been (i) any Material Adverse Change, (ii) any material loss or damage (whether or not covered by insurance) to any of the Acquired Assets, which materially affects or impairs the ability of Seller to conduct the business of the Business, or any other event or condition of any character which has materially and adversely affected the business or operation of the Business,
(iii) any contract or other transaction entered into by Seller relating to, or otherwise affecting in any way, the Business or the operation thereof, other than in the ordinary course of business, (iv) any sale or transfer of the Acquired Assets, except items of the Inventories which have been sold in the ordinary course of business, or any cancellation of any debts or claims of Seller, except in the ordinary course of business, (v) any material changes in the terms of any instruments, accounts, notes, Contracts, or other instruments that are Assumed Obligations, except as consented to in writing by Purchaser, or
(vi) consistent with being a debtor in possession under the Bankruptcy Code, failure to use reasonable efforts to preserve the Business, to keep available to Seller the services of the key employees of Seller or to preserve for Seller the goodwill of its suppliers, franchisees, customers and others having business relations with Seller, in each case, which would have a Material Adverse Effect. Since July 23, 1999, the Business, relating to the Acquired Assets, has been conducted in all respects in the ordinary course and there has not been any material change in the affairs of the Business, relating to the Acquired Assets, which has not been fully disclosed in writing to Purchaser which would have a Material Adverse Effect.

         3.6. TITLE TO AND CONDITION OF PROPERTIES. At and as of the Closing Date, and subject to Bankruptcy Court approval, Seller will have good and marketable title to, and will have the right to sell, convey, transfer, assign and deliver all right, title and interest in and to the Acquired Assets free and clear of all claims, Liens, encumbrances, mortgages, charges, security interests, options, rights, restrictions, or any other interests or imperfections of title whatsoever. At and as of the Closing Date, and subject to Bankruptcy Court approval, Seller will convey the Acquired Assets to Purchaser by bills of sale, certificates of title and other instruments of assignment and transfer effective to vest in Purchaser, and Purchaser will have, good and valid record and marketable title to all of the Acquired Assets, free and clear of all claims, Liens, encumbrances, mortgages, charges, security interests, options, rights, restrictions, or any other interests or imperfections of title whatsoever.

         3.7. INTELLECTUAL PROPERTY. (a) SCHEDULE 1.1(d) is an accurate and complete list of all of the Intellectual Property. All of such Intellectual Property will be owned by Seller as of the Closing Date free and clear of all encumbrances or will be duly licensed for use by Seller except as set forth in
SCHEDULE 1.1(d). Except as set forth on SCHEDULE 1.1(d), at and as of the Closing Date and subject to Bankruptcy Court approval, none of the Intellectual Property will be the subject of any pending adverse Claim, or to the knowledge of Seller, any threatened or potential Claim of infringement.

         3.8. CUSTOMER LIST. SCHEDULE 3.8 contains a true and complete list of the largest 25 customers and accounts of Seller in respect of the Business during the fiscal year ended November 1, 1998 and the period beginning November 1, 1998 and ending September 26, 1999.

         3.9. SUPPLIERS. SCHEDULE 3.9 contains a true and complete list of the largest 25 suppliers of Seller which furnished products or supplies to Seller during the fiscal year ended November 1, 1998 and the period beginning November 1, 1998 and ending September 26, 1999.

         3.10. CONTRACTS. SCHEDULE 3.10 is a true and complete list of material Contracts as of the date hereof relating to the Acquired Assets and/or the Assumed Obligations. Seller has delivered to Purchaser true and correct copies of each listed document and a written description of each oral Contract so listed. SCHEDULE 3.10 includes all the material Contracts to which Seller is a party or to which any of the Acquired Assets or Assumed Obligations is subject.

         3.11. EMPLOYEE BENEFIT PLAN DOCUMENTS AND REPORTS. A true and correct copy of each of the plans, arrangements, and agreements, including employee welfare benefit plans, or employment pension benefit plans under ERISA, maintained by Seller or any of its subsidiaries, and all contracts relating thereto, or to the funding thereof, each as in effect on the date hereof are listed on SCHEDULE 3.11, copies of which will be supplied to Purchaser upon its request

         3.12. CERTAIN ENVIRONMENTAL MATTERS. Except as disclosed on
SCHEDULE 3.12, disclosed in the Phase I Report or to the best knowledge of Seller, (a) the Business as conducted with respect to the Acquired Assets or Assumed Obligations does not violate any applicable Environmental Law in effect as of the date hereof in any material respect and neither the Acquired Assets nor Assumed Obligations are subject to any material Environmental Liabilities and Costs; (b) Seller has not stored or used any Contaminants or Hazardous Substance on or at the Acquired Assets, except for inventories of chemicals and raw materials which are to be used in the ordinary course of business of Seller (which inventories have been stored or used in accordance in all material respects with all applicable Environmental Permits and all Environmental Laws in effect as of the date hereof); (c) Seller has not received any written notice from any Authority or private entity advising it that the Acquired Assets or the operation thereof is in violation in any material respect of any Environmental Law in effect as of the date hereof or any applicable Environmental Permit or that they are responsible (or potentially responsible) for the cleanup of any Contaminants or Hazardous Substances at, on or beneath such properties or assets or at, on or beneath any land adjacent thereto or in connection with any Waste or Contamination
Site nor has Seller filed any notice with respect of the Business, the Acquired Assets or the Assumed Obligations under any applicable Environmental Law in effect as of the date hereof reporting a Release by them of a Contaminant or Hazardous Substance into the environment; (d) neither the Business, the Acquired Assets or the Assumed Obligations, nor the operation thereof, are the subject of any pending, or actually known threatened, foreign, Federal, state, local or private litigation or proceedings or judicial or administrative Claim involving a demand for damages or other potential liability with respect to violations of Environmental Laws in effect as of the date hereof; (e) Seller has not buried, dumped, disposed, spilled, released or stored any Contaminants or Hazardous Substances on, beneath or about its properties relating to the operation of the Business of the Assumed Assets or any property adjacent thereto; (f) Seller and all of its present property, assets and operations as well as its past property
("PAST PROPERTY") (defined as real property, assets and operations of Seller which were owned or conducted, but are not owned or conducted as of the date hereof), in each case, relating to the Acquired Assets, are not subject to any outstanding Order from or Contract with any Authority respecting (i) any Environmental Law, (ii) any Remedial Action, or (iii) any Environmental Liabilities and Costs, whether arising from the Release of a Contaminant or Hazardous Substance into the environment or otherwise; (g) Seller has not been notified in writing that any of Seller's present property, assets or operations or Past Property, in each case, relating to the Acquired Assets or the Assumed Obligations, are the subject of any Claim by any Authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant or Hazardous Substances into the environment, which Claim is still pending as of the date of this Agreement; (h) Seller has obtained all Environmental Permits necessary for its operations in each case, relating to the Acquired Assets or the Assumed Obligations of the Business, the Acquired Assets or the Assumed Obligations, and all such Environmental Permits are in good standing and Seller is in compliance in all material respects with such Environmental Permits; and
(k) Seller has timely filed all reports required to be filed with respect to the Acquired Assets or the Assumed Obligations under any applicable Environmental Laws in effect as of the date hereof with respect thereto.

         3.13. TAXES. Except as set forth on SCHEDULE 3.13, (i) all Taxes relating to the Business have been properly determined in accordance with applicable rules and regulations and have been paid in full on time, (ii) Seller has duly and timely filed all Tax Returns relating to the Business of every nature relating to the Business required to be filed by it, in every jurisdiction in which the same may have been so required, and have paid all Taxes disclosed on such returns, (iii) all Taxes relating to the Business of which notice has been received or which shall accrue on or prior to the Closing Date have been paid or shall be paid by Seller in due course and in a timely manner, (iv) all amounts required by law to be paid by Seller with respect to employees' withholding taxes relating to the Business have been paid, (v) there are no tax liens on any Acquired Assets, except liens for Taxes not yet due,
(vi) there are no Claims pending against Seller for past due Taxes and Seller do not know of the basis for any such Claim relating to the Business, and (vii) there are not now any matters under discussion with any authority with respect to any additional Taxes or assessments relating to Seller. Purchaser will not be liable for any of Seller's Taxes as a result of the consummation of the transactions contemplated by this Agreement. None of the Acquired Assets is subject to a lease or other arrangement pursuant to which Seller are not entitled to depreciation allowances under the Code.

         3.14. CONDITION OF ASSETS. Except as disclosed on SCHEDULE 3.14, all of the Acquired Assets, whether real or personal, owned or leased, are (a) in normal operating condition (ordinary wear and tear excepted), (b) have been maintained in a manner consistent with applicable law, industry standards and past practices, and (c) free from defects other than such minor defects as do not interfere with the continued use therefor in the conduct of normal operations.

         3.15. BROKERS. Except for the fees and expenses of Butler, Chapman & Co., Inc., Seller has not paid or become obligated to pay any fee or commission to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement for which Purchaser may be responsible.

         3.16. INSURANCE POLICIES. Seller has been adequately insured with respect to risks normally insured against, and in amounts normally carried by, companies similarly situated and engaged in similar businesses. Seller currently has paid up and performed fully in accordance with all aspects of its current insurance agreements for, including, but not limited to, general liability, worker's compensation and that certain accounts receivable insurance agreement, dated as of March 13, 1998, between the Company and The CIT Group/Commercial Services, Inc. (the "CIT INSURANCE AGREEMENT"), as described on
Schedule 3.16. Prior to the Closing, Seller shall use commercially reasonable efforts to obtain endorsements or consents for the CIT Insurance Agreement providing that such insurance policies shall be extended to Purchaser on similar terms and conditions. In addition, Seller has and shall continue in full force and effect the CIT Insurance Agreement and has complied and performed fully with all terms and conditions of the CIT Insurance Agreement.

         3.17. LABOR DISPUTES; COMPLIANCE. Except as set forth on SCHEDULE 3.17, Seller is not a party to or bound by any collective bargaining agreement for employees associated with the Business. In connection with the Business, Seller has complied in all material respects with all laws relating to the employment and safety of labor, including provisions relating to wages, hours, benefits, collective bargaining, the occupational safety and health acts, laws and regulations. Seller is not liable for any arrears in wages or any taxes or penalties for failure to comply with any of the foregoing.

         3.18. BACKLOG. SCHEDULE 3.18 sets forth a true, complete and correct list of all Customer Orders of the Business and the dollar amount represented by each such Customer Order as of the date of this Agreement.

         3.19. EMPLOYEES; OFFICERS. (a) SCHEDULE 3.19 hereto lists the name and address of each officer and employee of Seller and consultant as of the date of this Agreement whose current annual salary or aggregate annual cash compensation from Seller is $50,000 or more, together with the current job title and the aggregate annual cash compensation paid to each such person, including a description of applicable bonus or benefit plans applicable to such persons.
SCHEDULE 3.19 hereto lists the names of all of the Company's employees and their job titles that (i) are currently employed and (ii) have been fired, released or laid off since September 26, 1999.

         3.20. WARN ACT. Seller has complied with the notice provisions of the Worker Adjustment and Retraining Notification Act of 1988 with respect to any action taken by Seller for which the WARN Act is applicable.

         3.21. ACCURACY OF STATEMENTS. Neither this Agreement nor any statement, list, certificate or other information, taken as a whole, furnished or to be furnished by or on behalf of Seller to Purchaser in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact regarding Seller, the Acquired Assets, the Assumed Obligations or the business or operation of the Business or omits or will omit to state a material fact necessary to make the statements regarding Seller, the Acquired Assets, the Assumed Obligations or the business or operation of the Business contained herein or therein, in light of the circumstances in which they are made, not misleading.

         3.22. Y2K MATTERS. The Forstmann & Company, Inc. Year 2000 Readiness Plan and the Bank of Montreal Year 2000 Questionnaire (to the extent that information therein has been provided by Seller) shall be true and correct in all respects.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Seller as follows:

         4.1. DUE INCORPORATION, ETC. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with all requisite corporate power and authority (including necessary authorization to do business as a foreign corporation where required) to own, lease and operate its properties and to carry on its business as now being conducted.

         4.2. CORPORATE AUTHORITY. Purchaser has all requisite corporate power and authority to enter into this Agreement and to carry out its obligations under this Agreement and transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and transactions contemplated hereby and thereby by Purchaser have been duly authorized by all necessary corporate action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect that affect creditors' rights generally, and by legal and equitable limitations on the availability of specific remedies. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provisions of the Certificate of Incorporation or by-laws of Purchaser or violate any provision of or result in the acceleration of any obligation or the creation of any Lien under, any Contract, Permit or Order to which Purchaser is a party or by which it or any of its properties is bound, and will not violate any other restriction of any character to which it is subject.

         4.3. CONSENTS. No notice to, filing with, authorization of, exemption by, or consent of any authority is required in order for Purchaser to consummate the transactions contemplated hereby.

         4.4. BROKERS. Purchaser has not paid or become obligated to pay any fee or commission to any broker, finder or investment banker in connection with the transactions contemplated by this Agreement for which Seller may be responsible.

         4.5. LITIGATION. There are no actions, causes of action, claims, suits, proceedings, orders, writs, injunctions, or decrees pending or to the knowledge of Purchaser, threatened against Purchaser at law or in equity or before or by any governmental agency, which seeks to restrain or enjoin the consummation of the transactions contemplated hereby or that shall otherwise materially adversely affect the ability of the Purchaser to perform its obligations hereunder.

         4.6. FINANCIAL STATEMENTS. Purchaser has financing available sufficient to consummate the transactions contemplated hereby


                                    ARTICLE V

                               COVENANTS OF SELLER

         5.1. IMPLEMENTING AGREEMENT. Seller agrees that from the date hereof to the Closing Date, it will use its reasonable best efforts to fulfill its obligations under the terms of this Agreement, subject to Bankruptcy Court authorization.

         5.2. ACCESS TO INFORMATION. Seller agrees that from the date hereof to the Closing Date, Seller shall give Purchaser and any of Purchaser's representatives, including Charles Pinel, complete and full access during normal business hours to all of the facilities (including any and all units, plants or offices), properties, books, Contracts and records of Seller relating to the Acquired Assets, including all audit reports, financial reports, business status reports, financial information, legal documents or reports and any other reports or information regarding any and all aspects of the operations or conduct of the Business. Seller agrees to make Seller's officers and employees available to Purchaser as Purchaser shall from time to time reasonably request upon prior notice and Purchaser and its representatives will be promptly furnished all information concerning the Business which Purchaser requests.

         5.3. PRESERVATION OF BUSINESS. From the date hereof until the Closing Date (subject to the requirements of the Bankruptcy Code and applicable rules), Seller agrees that the Company shall be operated in the ordinary and usual course of business and consistent with past practice and consistent with the current funding levels established by the Lenders pursuant to the terms of the order of the Bankruptcy Court approving to the post-petition financing, and shall use commercially reasonable efforts to preserve intact the present business organization and personnel of the Company, preserve the goodwill and business relationships of the Company with other Persons material to the operation of the Company, and shall not take or intentionally fail to take any action which would cause any of the representations or warranties of the Company contained herein to become inaccurate or any of the covenants of the Company to be breached. Without limiting the generality of the foregoing, except as contemplated by this Agreement, prior to the Closing, the Company will not, without the prior consent of Richard Duval or Charles Pinel:

                  (a) other than in the ordinary course of business and consistent with past practice, incur any obligation or enter into any Contract which either (i) requires a payment by any party in excess of, or a series of payments which in the aggregate exceed, $10,000, or provides for the delivery of goods or performance of services, or any combination thereof, having a value in excess of $10,000, or (ii) has a term of, or requires the performance of any obligations by the Company over a period in excess of twelve months;

                  (b) take any action, or enter into or authorize any Contract or transaction, other than any transactions contemplated by this Agreement, including, without limiting the foregoing, enter into, perform, conduct or promise to enter into, perform or conduct any Contract which would be required to be disclosed pursuant to this Agreement if in effect as of the date hereof, including any material sales (including "fire sales"), discounts or changes in business or operations for its products or services or otherwise, including any changes in prices, or rules in pricing, risk assessment methods or rules in risk assessment;

                  (c) sell, transfer, convey, assign or otherwise dispose of any of the Acquired Assets;

                  (d) take any action, or enter into or authorize any Contract or transaction that would cause the amount, type and value as well as the percentage of value in relation to the total value of the Acquired Assets as of the Closing to differ materially from the amount, type and value as well as the percentage of value in relation to the total value of the Acquired Assets as of September 26, 1999;

                  (e) make any material changes in its accounting systems, policies, principles or practices;

                  (f) enter into any Contract relating to compensation or benefits with any Person, or materially modify any compensation amounts or levels of any officer, director or salaried employee;

                  (g) except in the ordinary course and consistent with past practice, enter into, adopt, amend or terminate any bonus, profit sharing, compensation, termination, stock option, stock appreciation right, restricted stock, performance unit, pension, retirement, deferred compensation, employment, severance or other employee benefit agreements, trusts, plans, funds or other arrangements for the benefit or welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                  (h) acquire, lease or encumber any of the Acquired Assets (including intellectual property); or

                  (i) authorize or make any capital expenditures which individually are in excess of $10,000 or in the aggregate are in excess of $20,000.

         5.4. BOOKS AND RECORDS. Seller agrees that from the date hereof to the Closing Date, Seller shall maintain its books, accounts and records relating to the Business in the usual, regular and ordinary manner, and on a basis consistent with the Financial Statements and past practices.

         5.5. CONSENTS AND APPROVALS. Seller shall use its reasonable best efforts to obtain all consents and approvals to the performance of its obligations under this Agreement and the transactions contemplated hereby from each party to any of the Assumed Obligations, together with any other necessary consents and approvals to the performance of Seller's obligations. Seller shall make all filings, applications, statements and reports to all authorities which are required to be made prior to the Closing Date by or on behalf of Seller pursuant to any applicable Regulation in connection with this Agreement and the transactions contemplated hereby. Seller shall use its reasonable best efforts to obtain all required consents and approvals (if any) to assign and transfer the Permits to Purchaser at Closing and, to the extent that one or more of the Permits are not transferable, to obtain replacements therefor. In the event that certain Permits are not transferable or replacements therefor are not obtainable on or before the Closing, but such Permits are transferable or replacements therefor are obtainable after the Closing, Seller shall continue to use such reasonable best efforts in cooperation with Purchaser after the Closing as may be required to obtain all required consents and approvals to transfer, or obtain replacements for, such Permits after Closing and shall do all things necessary to give Purchaser the benefits which would be obtained under such Permits. All costs and expenses in connection with Seller's obligations under this Section will be borne by Seller.

         5.6. MAINTENANCE OF INSURANCE. Seller shall continue to carry its existing insurance through the close of business on the Closing Date.

         5.7. NO DEFAULT. Except to the extent as may occur or may have occurred as a consequence of Seller's compliance with the Bankruptcy Code and the applicable rules, Seller shall not do any act or omit to do any act, or permit any act or omission to act, which will cause a material breach of any of the Assumed Obligations or any other Contract relating to the Business the breach of which will have a Material Adverse Effect.

         5.8. COMPLIANCE WITH LAWS. Seller shall comply in all material respects with all statutes, laws, ordinances, rules and regulations applicable to the Acquired Assets and Assumed Obligations except where compliance is being disputed by the Sellers in good faith or excused by the Bankruptcy Code or other applicable law or as may be required for the valid and effective transfer and assignment of the Acquired Assets and the Assumed Obligations.

         5.9. NO MODIFICATIONS. Seller shall not modify, amend or otherwise alter or change any of the material terms or provisions of any of the Assumed Obligations except to the extent ordered by the Bankruptcy Court and agreed upon by Seller and Purchaser.

         5.10. BANKRUPTCY ACTIONS. (a) As of the date hereof (the "SALE PROCEDURES MOTION DATE"), Seller will file with the Bankruptcy Court a motion, supporting papers and, in the form attached hereto as EXHIBIT 5.10, a form of Order (the "SALE PROCEDURES ORDER"), and in connection therewith shall use its best efforts to obtain entry of the Sales Procedures Order by the Bankruptcy Court immediately after the Sales Procedures Motion Date, or the next available Bankruptcy Court date thereafter (the "SALE PROCEDURES APPROVAL DATE" approving the terms of ARTICLES VII and XI of this Agreement and Purchaser's observance and performance of such terms during the pendency of the Chapter 11 Cases. The proposed Order of the Bankruptcy Court approving the aforementioned items shall be reasonably acceptable to Seller and Purchaser and Seller shall use its best efforts to schedule a hearing for approval of the 363 Order and the 365 Order no later than October 28, 1999.

         (b) As promptly as practicable after the date hereof, but in no event later than the next business day after the date hereof, Seller will file with the Bankruptcy Court a motion seeking approval of the 363 Order and the 365 Order, which motion may be the same motion as contemplated in Section 5.10(a), supporting papers and a form of 363 Order and 365 Order (which may be one order providing for the requested relief under Sections 363 and 365 of the Bankruptcy
Code), seeking the Bankruptcy Court's approval of this Agreement, Seller's performance under this Agreement and the assumption and assignment of the Contracts related to the Business.

         (c) As promptly as practicable, Seller will provide Purchaser with copies of all motions, applications, and supporting papers prepared by Seller in connection with this Agreement (including forms of Orders and notices to interested parties) prior to the filing thereof in the Chapter 11 Cases.

         5.11. REFERRAL OF BUSINESS OPPORTUNITIES. From and after the Closing Date, Seller will refer to Purchaser all incoming business inquiries, customer orders and other matters related to the Acquired Assets and the Assumed Obligations including, without limitation, all customer orders received by Seller via computer or other automated inventory control systems, and to timely deliver to Purchaser such customer orders in printed form for use by Purchaser. To the extent customer orders are delivered to third party electronic data interchange providers, such providers will be instructed to transmit such orders to Purchaser or Purchaser's providers. Electronic delivery, if used, shall be by such method as shall be mutually agreed.

         5.12. PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, without the prior written approval of the Purchaser or the Seller, as the case may be, which approval shall not be unreasonably withheld, no party hereto will issue, or permit any agent or affiliate of it to issue, any press releases or otherwise make, or cause any agent or affiliate of it to make, any public statements with respect to this Agreement and the transactions contemplated hereby, except as contemplated by this Agreement or where such release or statement is required by law, including pursuant to the Bankruptcy Code or as ordered by the Bankruptcy Court, or under the rules and regulations of any national stock exchange on which the shares of such party are listed. In each case to which such exception applies, the releasing party will allow the other parties to comment on such release or statement prior to releasing or make the same.

         5.13. FINANCIAL INFORMATION. Seller will promptly supply Purchaser with any and all financial information concerning the conduct, profitability, operation or status of the Business reasonably requested by Purchaser.

         5.14. NO SOLICITATION OR NEGOTIATION. Except as required or appropriate in its capacity as a debtor-in-possession, and in particular provided in SECTION 7.1 hereof or as otherwise directed by the Bankruptcy Court, until 10 days after the Sale Procedures Approval Date, Seller and its advisors (including its directors, officers, employees, representatives, agents, attorneys and accountants) will not enter into any Contracts or engage in negotiations concerning, or provide any information or data to any Person or entity (other than the Company's creditors) with respect to, or have any discussions with any Persons or entity relating to the sale or purchase of the Business, and will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to the foregoing.

         5.15. NOTICE OF DEVELOPMENTS. Seller will give prompt written notice to Purchaser of any development that would have a Material Adverse Effect or that would affect the ability of Seller to consummate the transactions contemplated by this Agreement. No disclosure by Seller pursuant to this SECTION 5.15, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         5.16. BREAK-UP FEE. As promptly as practicable after the date hereof, but in no event later than the Sale Procedures Approval Date, Seller will advocate the approval of the Bankruptcy Court of the payment of the Break-up Fee to Purchaser and the right of first refusal granted to Purchaser pursuant to the terms and provisions of ARTICLE VII hereof.

         5.17. COMPLIANCE WITH WARN ACT. Seller expressly assumes all obligations and liabilities under the WARN Act that may arise out of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, including, without limitation, Purchaser's obligation, if any, to deliver notices to third parties. Notwithstanding the foregoing, Seller shall have no liability for actions or omissions made by Purchaser after the Closing Date.

                                   ARTICLE VI

                             COVENANTS OF PURCHASER

         6.1. IMPLEMENTING AGREEMENT. Purchaser agrees that from the date hereof to the Closing Date, it will use its reasonable best efforts to fulfill its obligations under the terms of this Agreement.

         6.2. CONSENTS AND APPROVALS. Purchaser shall use its reasonable best efforts to obtain all consents and approvals to the performance of its obligations under this Agreement and the transactions contemplated hereby. Purchaser shall make all filings, applications, statements and reports to all authorities which are required to be made prior to the Closing Date by or on behalf of Purchaser or any of its affiliates pursuant to any applicable Regulation in connection with this Agreement and the transactions contemplated hereby.

         6.3. ASSUMED OBLIGATIONS. Subject to SECTION 1.4 hereof and the consummation of the transactions contemplated by ARTICLE X hereof, Purchaser agrees to assume and perform the Assumed Obligations.

         6.4. PAYMENT OF PURCHASE PRICE. Subject to the consummation of the transactions contemplated by ARTICLE X hereof, Purchaser agrees to pay the Purchase Price on the Closing Date.


                                   ARTICLE VII

                             RIGHT OF FIRST REFUSAL

         7.1. OVERBID PROCEDURES AND RIGHT OF FIRST REFUSAL. A Third Party interested in acquiring the assets of the Business may submit to Seller an Acquisition Proposal in accordance with the provisions of the Sale Procedures Order and this SECTION 7.1. Subject to Bankruptcy Court approval, such Acquisition Proposal must comply with the Sale Procedures Order, which shall provide, among other things, that parties intending to submit Acquisition Proposals must do so not less than one (1) day prior to the Overbid Auction or the hearing to approve this Agreement (the "363 HEARING"). A Third Party's failure to submit a qualified Acquisition Proposal shall disqualify that Third Party from bidding at any auction for the Acquired Assets and the Assumed Obligations or at the 363 Hearing. Upon receipt of an Acquisition Proposal, Seller will promptly notify Purchaser and indicate in such notice the identity of the offeror and a complete and accurate description of the material terms thereof. At 3:00 PM, Eastern Time, on the day preceding the date of the 363 Hearing, Purchaser and all Third Parties submitting Acquisition Proposals shall attend an overbid auction to be conducted by Seller at the offices of Salans Hertzfeld Heilbronn Christy & Viener (the "OVERBID AUCTION"). Notwithstanding the foregoing, no Overbid Auction shall take place if no Third Party has submitted timely an Acquisition Proposal which complies with the terms of this Agreement and which, in the sole and absolute discretion of Seller, is superior to the Purchaser's Acquisition Proposal. Only Third Parties that have made an Acquisition Proposal may attend the Overbid Auction for the purpose of improving upon their respective Acquisition Proposals. Purchaser also may attend the Overbid Auction at which it may, in its sole and absolute discretion, improve the terms of this Agreement (a "TOPPING OFFER"). Purchaser and any Third Party submitting an

Acquisition Proposal may improve upon their respective offers to Seller at any time prior to the conclusion of the Overbid Auction, in increments of at least $100,000 in consideration. The Overbid Auction shall be deemed concluded in Seller's discretion, and in any event no later than the commencement of the 363 Hearing. Neither Purchaser nor any Third Party shall be entitled to improve their respective Acquisition Proposals after the conclusion of the Overbid Auction without the Bankruptcy Court's express approval. If upon the conclusion of the Overbid Auction, Purchaser has failed to make a Topping Offer or a Topping Offer which Seller determines, in its sole and absolute discretion, to be equal to or better than any other Acquisition Proposal as may be amended prior to the conclusion of the Overbid Auction (taking into account any Break-up Fee, including expenses), Seller may enter into a definitive agreement with the successful overbidding Third Party, and Purchaser will be entitled to the Break-up Fee, subject to the terms and conditions set forth in SECTION 11.2 of this Agreement. In the event Seller determines, in its sole and absolute discretion, that the last offer submitted by Purchaser is equal to or better than the last offer submitted by all Third Parties at the Overbid Auction (taking into account any Break-up Fee, including expenses), then within three
(3) business days following the conclusion of the Overbid Auction, Purchaser and Seller shall enter into an amendment to this Agreement to reflect Seller's acceptance of Purchaser's Topping Offer. If necessary, Purchaser and Seller shall consent to a brief continuance of the 363 Hearing (without any further right of overbidding) in order to complete the documentation of a successful Topping Offer.

         Notwithstanding anything in this Agreement to the contrary, Seller may only enter into an Alternative Transaction which (i) is in writing, (ii) provides for the acquisition of all or substantially all of the assets of the Business, but in no event less than the Acquired Assets, (iii) is for a consideration of at least $16.0 million, (iv) contains terms and conditions no less favorable to Seller than the terms and conditions contained in this Agreement, and assumes at least the Assumed Obligations, (v) provides for a closing date no later than November 5, 1999, (vi) includes evidence satisfactory to Seller, in its sole and absolute discretion, establishing that the Third Party is financially capable of timely performing in the event it is the successful bidder and (vii) includes a minimum cash deposit in an amount of at least $1.6 million (an additional deposit may be requested by the Seller in its sole discretion), which amount shall be forfeited if the Third Party both (x) is the successful overbidder at the 363 Hearing and (y) fails to consummate a transaction with the Seller on or before November 5, 1999. In addition, prior to disclosing information or otherwise entering into any negotiations with a Third Party, Seller shall require such Third Party to execute a confidentiality agreement typically used in transactions of this nature.

         7.2. SURVIVAL. Following the execution of any amendment to this Agreement pursuant to SECTION 7.1 above, unless specifically amended in such amendments, the provisions of this ARTICLE VII shall remain in effect and the receipt by Seller of any other offers, proposals or inquiries relating to any Acquisition Proposal shall be subject to the provisions of this ARTICLE VII.



                                  ARTICLE VIII

                       CONDITIONS PRECEDENT TO OBLIGATIONS
                                  OF PURCHASER

         The obligations of Purchaser under this Agreement are, at the option of Purchaser, subject to satisfaction of the following conditions precedent on or before the Closing
Date:

         8.1. WARRANTIES TRUE AS OF BOTH PRESENT DATE AND CLOSING DATE. The representations and warranties of Seller contained herein shall be true in all material respects on and as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

         8.2. COMPLIANCE WITH AGREEMENTS AND COVENANTS. Seller shall, in all material respects, have performed all of its obligations and agreements and complied with all of its covenants contained in this Agreement to be performed and complied with by it on or prior to the Closing Date; and Seller shall have delivered to Purchaser a written statement, dated as of the Closing Date, from an authorized officer of Forstmann as to compliance, to the best knowledge of such officers, with SECTION 8.1 and this SECTION 8.2.

         8.3. BANKRUPTCY CONDITIONS. (a) The 363 Order and 365 Order shall have been entered by the Bankruptcy Court in accordance with this Agreement and otherwise reasonably acceptable to Purchaser. Any motion for rehearing or reconsideration of the 363 Order or 365 Order shall have been denied or withdrawn.

         (b) Nothing in this SECTION 8.3, or any other section of this Agreement, shall preclude Seller or Purchaser from consummating the transactions contemplated herein if Seller and Purchaser, in their sole discretion, jointly waive the requirement that the 363 Order, 365 Order or any other order be final orders. No notice of such waiver of this or any other condition to Closing need be given except to Seller or Purchaser, as explicitly required in this Agreement, it being the intention of the parties hereto that Purchaser shall be entitled to, and is not waiving, the protection of Section 363(m) of the Bankruptcy Code, the mootness doctrine and any similar statute or body of law if the Closing occurs in the absence of final orders.

         8.4. NO MATERIAL ADVERSE CHANGE. (a) There shall not have occurred a Material Adverse Change, and no event shall have occurred which, in the reasonable, good faith judgment of Purchaser may have a Material Adverse Effect.

         (b) There shall not be a material change in the amount, type and value as well as the percentage of value in relation to the total value of the Acquired Assets at the Closing from the amount, type and value as well as the percentage of value in relation to the total value of the Acquired Assets as of September 26, 1999.

         (c) Seller's relationships with its 25 largest customers and suppliers set forth on SCHEDULES 3.8 and 3.9 shall be reasonably satisfactory to Purchaser after its investigation thereof with contacts of such customers and suppliers supplied to Purchaser by Seller pursuant to SECTION 5.2.

         (d) Seller's current workforce shall be reasonably satisfactory to Purchaser after its investigation thereof with employees at the Dublin/Nathaniel Complex and/or other personnel or advisers.

         (e) Seller shall have delivered to Purchaser a written statement, dated as of the Closing

Date, from an authorized officer of Forstmann as to compliance, to the best knowledge of such officer, with this SECTION 8.4.

         8.5. ACTIONS OR PROCEEDINGS. As of the Closing Date, there shall not have been instituted or be pending any suit, action or other proceeding against Seller or affecting the Acquired Assets by any governmental or judicial authority in which it is sought to restrain or prohibit the transactions contemplated by this Agreement.

         8.6. OTHER AGREEMENTS. Each of the Escrow Agreement, Bill of Sale and Assignments of Acquired Assets shall have been fully executed and delivered by the parties and will be in full force and effect, and no facts or circumstances shall have arisen which would prevent Forstmann from being able to fully perform its obligations.

         8.7. OTHER DOCUMENTS. Seller will furnish Purchaser with such other and further documents and certificates, including certificates of Seller's officers and others, as Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

         8.8. CONSENTS AND APPROVALS; PERMITS. Seller shall have delivered (a) consents and approvals (which may be included in or covered by binding orders under the 365 Order) in form and substance to the reasonable satisfaction of Purchaser, from (i) each party to any of the Assumed Obligations, (ii) any authority (including the governmental entities and authorities) whose consent and approval is required for the consummation of the transactions contemplated hereby, and (iii) any lenders, lessors, vendors, vendees or other persons or entities whose consent or approval is required for this transaction, and (b) certified resolutions of Seller's Board of Directors.

         8.9. INSURANCE CONSENT. Purchaser shall have received from Seller an insurance endorsement or consent satisfactory to Purchaser from CIT consenting to the transaction contemplated by this Agreement, a written acknowledgment satisfactory to Purchaser from CIT that the terms of the CIT Insurance Agreement have been fully complied with, that the CIT Insurance Agreement is in full force and effect and that the CIT Insurance Agreement has been transferred to Purchaser with no reduction in benefits or rights afforded thereby and access to the Seller liaison responsible for maintenance and compliance with the CIT Insurance Agreement.

         8.10. PAYMENTS ON LEASES. Subject to, and in accordance with the terms of the 365 Order, Seller will have paid up and performed fully in accordance with all aspects of its current Capital and Operating Leases relating to any time period up to and including the Closing Date.

         8.11. BURN AREA AGREEMENT. Purchaser shall have received (i) a written acknowledgment satisfactory to Purchaser from Forstmann and J.P. Stevens & Co. that the Agreement concerning Performance of Work (the "BURN AREA AGREEMENT") dated January 24, 1997 is in full force and effect and that the Burn Area Agreement has been transferred to Purchaser with no reduction in benefits or rights afforded thereby or (ii) assignment of the Burn Area Agreement to Purchaser pursuant to the terms of the 363 Order or the 365 Order directing that such agreement is enforceable by Purchaser in all respects.


                                   ARTICLE IX

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER

         The obligations of Seller under this Agreement are, at the option of Seller, subject to the satisfaction of the following conditions precedent on or before the Closing Date:

         9.1. WARRANTIES TRUE AS OF BOTH PRESENT DATE AND CLOSING DATE. The representations and warranties of Purchaser contained herein shall be true in all material respects on and as of the date of this Agreement, and shall also be true in all material respects (except for such changes as are contemplated by the terms of this Agreement) on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

         9.2. COMPLIANCE WITH AGREEMENTS AND COVENANTS; CERTIFICATE. Purchaser shall, in all material respects, have performed all obligations and agreements and complied with all covenants contained in this Agreement, to be performed and complied with by it on or prior to the Closing Date; and Purchaser shall have delivered to Seller a written statement, dated as of the Closing Date, from an authorized officer of Purchaser as to compliance, to the best knowledge of such officer, with SECTION 9.1 and this SECTION 9.2.

         9.3. ACTIONS OR PROCEEDINGS. No action or proceeding by any authority shall have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial Losses in respect of, this Agreement or the complete consummation of the transactions as contemplated by this Agreement, or which would, in the reasonable judgment of Seller, make it inadvisable to consummate such transactions, and no court order shall have been entered in any action or proceeding instituted by any party which enjoins, restrains, or prohibits this Agreement or the complete consummation of the transactions as contemplated by this Agreement.

         9.4. BANKRUPTCY CONDITIONS. The 363 Order and 365 Order shall have been entered by the Bankruptcy Court. Any motion for rehearing or reconsideration of the 363 Order or 365 Order shall have been denied or withdrawn.

         9.5. OTHER DOCUMENTS. Purchaser will furnish Seller with such other and further documents and certificates, including certificates of Purchaser's officers and others, as Seller shall reasonably request to evidence compliance by Purchaser with its conditions set forth in this Agreement.


                                    ARTICLE X

                                     CLOSING

         10.1. CLOSING. The Closing shall take place at the offices of Mayer, Brown & Platt, 1675 Broadway, New York, New York at 10:00 A.M. New York time on October 29, 1999, or such other place or earlier date as mutually agreed by the parties.

         10.2. DELIVERIES BY SELLER. At the Closing, Seller will deliver the following to Purchaser: (a) such deeds, bills of sale, assignments, releases, consents to assignments and other instruments of sale, conveyance, assignment, assumption and transfer satisfactory in form and in substance to

Purchaser and its counsel as may reasonably be required in order to convey to Purchaser all of Seller's rights, title and interests in and to the Acquired Assets and to assign to Purchaser all of the Assumed Obligations in the manner provided for in this Agreement; (b) originals of, and duly executed assignments of, all of the following: (i) the Seller Purchase Orders; and (ii) the Customer Orders; (c) the originals of all of the Permits related to the Acquired Assets, the Assumed Obligations reasonably necessary for the Business as conducted by Purchaser after Closing; (d) title for each of the Equipment and Vehicles, duly endorsed for transfer by Seller; (e) the written statements referred to in
SECTION 8.2 and SECTION 8.5; (f) executed trademarks assignments; (g) executed patents assignments; (h) originals of the Escrow Agreement; (i) a receipt for the Purchase Price paid to Seller at the Closing; and (j) such other agreements, certificates and instruments as Purchaser shall reasonably request to consummate the transactions contemplated by this Agreement.

         10.3. DELIVERIES BY PURCHASER. At the Closing, Purchaser will deliver the following to Seller: (a) the Purchase Price payable to Seller at the Closing pursuant to SECTION 2.1; (b) the statement referred to in SECTION 9.2; and (c) such other agreements, certificates and instruments as Seller shall reasonably request to consummate the transactions contemplated by this Agreement.


                                   ARTICLE XI

                                   TERMINATION

         11.1. TERMINATION. This Agreement may be terminated at any time on or prior to the Closing Date: (a) by the written agreement of Purchaser and Seller;
(b) by either Purchaser or Seller if there shall be in effect a final nonappealable Order restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; (c) by either Purchaser or Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, and such party has not waived such failure of satisfaction; (d) by either Purchaser or Seller (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, and such party has not waived such failure of satisfaction; (e) by either Purchaser or Seller if either shall have reasonably determined that it has become apparent that one or more of the conditions set forth in ARTICLES VIII and IX cannot be fulfilled or satisfied on or prior to the date specified for fulfillment thereof; (f) by Purchaser or Seller, if the Bankruptcy Court has not entered the Sale Procedures Order within 10 days of the Sales Procedures Motion Date or the next available Bankruptcy Court date thereafter; (g) by Purchaser or Seller, if the 363 Order has not been entered within 10 days of the date hereof; (h) by Purchaser or Seller, if the Closing Date shall not have occurred on or prior to November 5, 1999, or such later date as may be mutually approved in writing by Purchaser and Seller; or (i) by Purchaser or Seller, if a qualified Acquisition Proposal (as provided in the Sale Procedures Order) has been timely submitted and Purchaser
(x) has not delivered a Topping Offer to Seller at any time prior to the deadline set forth in the Sale Procedures Order or (y) has delivered a Topping Offer to Seller at any time prior to the deadline set forth in the Sale Procedures Order which Seller, in either case, has determined, in its sole and absolute discretion, not to be equal to or better than all

Acquisition Proposals or (j) by Purchaser, if the Bankruptcy Court fails to approve the Break-up Fee as part of the Sale Procedures Order.

         11.2. BREAK-UP FEE. In the event that this Agreement is terminated pursuant to SECTION 11.1(i), then Seller shall pay, or direct the appropriate third-party to pay, to Purchaser promptly, but in no event more than five business days following the date of the termination event, by wire transfer of immediately available funds, to such account as Purchaser shall designate, the Break-up Fee. In the event this Agreement is terminated by Purchaser pursuant to
SECTION 11.1(e) due to the failure of any of the conditions set forth in Sections 8.1, 8.2, 8.6, 8.7, 8.8(b) or 8.8(a)(iii) (with respect to the consent of lenders), then Seller shall pay to Purchaser promptly, but in no event more than five business days following the entry of an Order of the Bankruptcy Court authorizing payment, upon notice to the parties set forth in Section 13.3K and a hearing, by wire transfer of immediately available funds, to such account as Purchaser shall designate, all of Purchaser's reasonable actual expenses based on reasonably detailed documentation incurred by it in connection with the transactions contemplated by this Agreement. If at any time after the date of any termination of this Agreement pursuant to SECTION 11.1 hereof (other than as a result of a material breach of Purchaser's obligations, representations, warranties or other agreements hereunder, and assuming Purchaser has not previously received the Break-up Fee), Seller endorses or accepts an Alternative Transaction that is consummated within one year from the date of termination of this Agreement, simultaneous with such consummation, Seller will pay to Purchaser the Break-up Fee. Payment of any fees and expenses paid pursuant to this SECTION 11.2 is conditioned on approval by the Bankruptcy Court as part of the Sale Procedures Order.

         11.3. EFFECT OF TERMINATION. If this Agreement is terminated in accordance with SECTION 11.1 hereof and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect, except (i) for the provisions of ARTICLES VII and XII and this
ARTICLE XI and (ii) that the termination of this Agreement for any cause shall not relieve any party hereto from any liability which at the time of termination had already accrued to any other party hereto or which thereafter may accrue in respect of any act or omission of such party prior to such termination.


                                   ARTICLE XII

                      SURVIVAL AND REMEDY; INDEMNIFICATION

         12.1. SURVIVAL. All of the terms and conditions of this Agreement and any Contract including the parties to this Agreement contemplated hereby, together with the warranties, representations, agreements and covenants contained herein or therein or in any instrument or document delivered or to be delivered pursuant to this Agreement, and any Contract including the parties to this Agreement contemplated hereby, shall survive the execution of this Agreement and the Closing, notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto; provided, however, that (a) the agreements and covenants (other than the indemnification provisions set forth in this ARTICLE XII, which will survive as provided below) set forth in this Agreement, or the Escrow Agreement, shall survive and continue until 90 days after the Closing Date; and (b) all representations and warranties, and the agreements of Seller and Purchaser to indemnify each other set forth in this
ARTICLE XII, shall survive and continue for, and all indemnification claims with respect thereto shall be made prior to the end of 90 days from the Closing Date, except for (i) representations, warranties and related indemnities for which an indemnification claim shall be pending as of the end of the applicable period referred to above, in which event such indemnities shall survive with respect to such indemnification claim until the final disposition thereof, and (ii)representations, warranties and indemnities relating to title and/or ownership of the Acquired Assets, which will survive indefinitely.

         12.2. INDEMNIFICATION BY SELLER. Seller agrees to indemnify Purchaser, and its officers, directors, employees, stockholders, representatives and agents, against, and agrees to hold it and them harmless from, any and all Losses incurred or suffered by Purchaser or any of its affiliates (or any combination thereof) arising out of any of the following: (a) any material breach of or any inaccuracy in (or any alleged breach made by a person other than Purchaser of or inaccuracy in) any representation or warranty made by Seller pursuant to this Agreement, any Contract including the parties to this Agreement contemplated hereby, any document relating hereto or thereto or contained in any Exhibit to this Agreement, and any breach of or failure by Seller to perform (or alleged breach of or failure by Seller to perform) any covenant or obligation of Seller set out in this Agreement, any Contract including the parties to this Agreement contemplated hereby, any document relating hereto or thereto or contained in any Exhibit to this Agreement; (b) any of the Excluded Assets; (c) any Unassumed Liabilities; (d) any Claims by or liabilities with respect to any employee of Seller with respect to his or her employment or termination of employment by Seller, including, without limitation, any and all worker's compensation claims or liabilities to the extent arising out of any accidents, illness or other events which occurred on or prior to the Closing Date.

         12.3. INDEMNIFICATION BY PURCHASER. Purchaser agrees to indemnify Seller and its officers, directors, employees, stockholders, representatives and agents, against, and agrees to hold them harmless from, any and all Losses incurred or suffered by Seller arising out of any of the following: (a) any material breach of or any inaccuracy in (or any alleged breach of or inaccuracy in) any representation or warranty made by Purchaser pursuant to this Agreement, any agreement, or instrument contemplated hereby, any document relating hereto or thereto or contained in any Exhibit to this Agreement, (b) breach of or failure by Purchaser to perform (or alleged breach of or failure by Purchaser to perform) any covenant or obligation of Purchaser set out in this Agreement, any agreement, or instrument contemplated hereby, any document relating hereto or thereto or contained in any Exhibit to this Agreement, including the failure to pay, perform or discharge when due any Assumed Obligations, (c) any Losses relating to the ownership of the Acquired Assets and the conduct of the Business after the Closing Date, and (d) any Losses or liabilities incurred by Seller due to Purchaser's breach of the Assumed Obligations.

         12.4. INDEMNITY LIMITS. (a) Indemnification claims shall be reduced, by and to the extent, that an indemnitee shall actually receive proceeds under insurance policies, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification claim by such indemnitee.

         (b) The amount of indemnification to which Purchaser shall be entitled pursuant to this ARTICLE XII be drawn from the amount held in escrow under the Escrow Agreement. Purchaser shall have the right to offset indemnification amounts due it pursuant to this Agreement against payments due to Seller pursuant to this Agreement or any Contract with or amounts due to Seller. In addition, Seller's Liabilities under SECTIONS 12.2 AND 12.5 and Purchaser's liabilities under SECTION 12.3 shall each be limited to the Escrow Amount.

         12.5. THIRD-PARTY CLAIMS. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification pursuant to this ARTICLE XII relating to or arising out of Claims, actions or omissions by authorities, or other third parties. Promptly after receipt by the party seeking indemnification hereunder (hereinafter the "INDEMNITEE") of notice of the commencement of any (a) tax audit or proceeding for the assessment of any Tax by any Taxing authority or any other proceeding likely to result in the imposition of a liability or obligation for Taxes or (b) any action or the assertion of any Claim, liability or obligation by an authority or a third party (whether by legal process or otherwise), against which Claim, liability or obligation a party under SECTIONS 12.2 and/or 12.3 (hereinafter the "INDEMNITOR") that is, or may be, required under this Agreement to indemnify such indemnitee, the indemnitee will, if a claim thereon is to be, or may be, made against the indemnitor pursuant to this ARTICLE XII, notify the indemnitor in writing of the commencement or assertion thereof and give the indemnitor a copy of such claim, process and all legal pleadings and other written evidence thereof.
The indemnitor shall have, in all instances the right to participate in the defense of such action with counsel of reputable standing. The indemnitor shall have the right to assume the defense of such action unless such action
(a) may result in Orders, injunctions or other equitable remedies in respect of the indemnitee or its business; or (b) may result in liabilities which, taken with other then existing claims under this ARTICLE XII, would not be fully indemnified hereunder. The indemnitor shall have 10 days, after receipt of notice of such claim, process, legal proceeding and other written notice, to assume defense thereof. If the indemnitor does assume such defense, it will, within such 10 days, so notify the indemnitee. If the indemnitor does not assume such defense and so notify the indemnitee, or if the indemnitor is barred from assuming such defense pursuant to this SECTION 12.5, then the indemnitee shall assume such defense, subject to the participation of the indemnitor, as provided in this SECTION 12.5, and the indemnitee's reasonable fees and expenses (including reasonable fees and expenses of counsel) in connection with such defense will be borne by the indemnitor. In any case, the indemnitor and indemnitee shall cooperate and assist each other in such defense, and shall make available to the other all records, documents and information (written or otherwise) relevant to such defense. If the indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the indemnitor has agreed to indemnify the indemnitee under this Agreement, the indemnitor shall promptly reimburse the indemnitee in an amount equal to the amount of such payment plus all reasonable expenses (including reasonable legal fees and expenses) incurred by such indemnitee in connection with such obligation or liability, subject to this ARTICLE XII. Prior to paying any claim against which an indemnitor is, or may be, obligated under this Agreement to indemnify an indemnitee, the indemnitee must first supply the indemnitor with a copy of a final court judgment or decree, or evidence of assessment of Taxes or a similar final action by a Taxing authority, holding the indemnitee liable on such Claim or failing such judgment or decree, must first receive the written approval of the terms and conditions of such settlement from the indemnitor. An indemnitor or indemnitee shall have the authority to settle or compromise any Claim for which it has assumed or conducted the defense pursuant to this SECTION 12.5; provided that an indemnitor shall not settle or compromise any such Claim if such settlement or compromise would result in an Order, injunction or other equitable remedy in respect of the indemnitee or its business, or would result in liabilities which, taken together with other existing claims under this ARTICLE XII, would not be fully indemnified hereunder, in each case, without the prior written consent of the indemnitee, which consent will not be unreasonably withheld. An indemnitee shall have the right to employ its own counsel in any case, but the fees and expenses of such counsel shall be at the expense of the indemnitee, unless (x) the employment of such counsel shall have been authorized in writing by the indemnitor in connection with the defense of such action or claim or (y) the indemnitor shall not have assumed the defense, or shall be barred from assuming the defense, of such action or Claim pursuant to this SECTION 12.5, or (z) such indemnitee shall have reasonably concluded based upon the legal advice of counsel that there may be defenses available to it which are contrary to, or inconsistent with, those available to the indemnitor, in any of which events such fees and expenses of not more than one additional counsel for the indemnified parties shall be borne by the indemnitor.

         12.6. DETERMINATION OF INDEMNIFICATION AMOUNT. In the event that any indemnitee believes that it is entitled to claim indemnification from an indemnitor under this ARTICLE XII, the indemnitee shall notify the indemnitor of such claim, the amount or estimated amount thereof and the basis for such claim (which will be described in reasonable detail). The indemnitor, on the one hand, and Purchaser or Seller, as the case may be, which is not the indemnitor, on the other hand, will proceed, in good faith, and using reasonable efforts, to agree on the amount of such indemnification claim. If they are unable to agree on the amount of such indemnification claim within 30 days after such notice, (a) if such indemnification claim arises out of a claim by an authority or third party of the type referred to in SECTION 12.5, then the amount of such indemnification claim will be determined pursuant to a final judgment or settlement or compromise pursuant to SECTION 12.5, or (b) if such indemnification claim does not arise out of such a third party claim, then the indemnification claim will be submitted to arbitration conducted pursuant to the rules and procedures of the American Arbitration Association. The determination of the amount of any indemnification claim pursuant to this SECTION 12.6 will be final, binding and conclusive, and the indemnitee, upon final determination of the amount of the indemnification claim, will be paid by the indemnitor, within 10 days of such final determination, the full amount, in cash, of such indemnification claim, as finally determined, and will be entitled to apply to any court or authority of competent jurisdiction to enforce such payment (the reasonable fees and expenses of such enforcement, if necessary, to be borne by the indemnitor). In addition, if the indemnitor does not pay in full the indemnification claim, within 10 days, as aforesaid, the amount of the indemnification claim, as finally determined, will be increased to include accrued interest thereon from the date payment is due until the date full payment is received equal to the "prime" rate announced from time to time by Citibank, N.A., plus 2%, until the date indemnitee receives the full indemnification amount.


                                  ARTICLE XIII

                                  MISCELLANEOUS

         13.1. EXPENSES. Subject to SECTION 11.2, each party hereto shall bear its own expenses with respect to this transaction. SCHEDULE 13.1 sets forth all sales, use, stamp, transfer, service, recording, real estate and like taxes or fees, if any, imposed by any authority, required to be paid by any party in connection with the transfer of the Acquired Assets. Seller agrees to pay and be responsible for all of such expenses, taxes and fees.

         13.2. AMENDMENT; SUPPLEMENTAL DISCLOSURE. This Agreement may be amended, modified or supplemented but only in writing signed by all of the parties hereto and the prior written consent of the Lenders. Seller shall have the right from time to time prior to the Closing Date to supplement the Disclosure Schedules with respect to any matter hereafter arising which, if existing or known as of the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedule; provided, that such updated disclosure will not modify or otherwise affect the Assumed Obligations, except in accordance with this Agreement.

         13.3. NOTICES. Any notice, request, instruction or other document to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given, (i) when received if given in person, (ii) on the date of transmission if sent by telex, telecopy or other wire transmission (provided that a copy of such transmission is simultaneously deposited in the manner provided in CLAUSE (iii) below) or (iii) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid:

         (A) If to Seller, addressed as follows:

                  Forstmann & Company, Inc.
                  498 Seventh Avenue
                  New York, NY 10018
                  Attention:  President
                  Facsimile:  (212) 642-6942

                  with copies to:

                  Salans Hertzfeld Heilbronn Christy & Viener
                  620 Fifth Avenue
                  New York, NY 10020
                  Attention: Laurence S. Markowitz, Esq.
                  Facsimile:  (212) 632-5555

                  Butler, Chapman & Co., Inc.
                  609 Fifth Avenue
                  New York, NY 10017
                  Attention: Mr. Duncan Chapman
                  Facsimile:  (212) 508-0217

                  Bank of America NT&SA
                        East 52nd Street
                  New York, NY 10022
                  Attention:  Mr. Louis Alexander
                  Facsimile:  (212) 836-5169

                  with a copy to:

                  Rogers & Wells, LLP
                  200 Park Avenue
                  New York, NY 10166
                  Attention:  Dennis Drebsky, Esq.
                               Alan Christenfeld, Esq.

                  Facsimile:  (212) 878-8375

         (B) If to Purchaser, addressed as follows:

                  Victor Forstmann, Inc.
                   c/o Victor Woollen Products Ltd.
                  250 De La Station
                  Saint-Victor, Quebec
                  GOM 2B0
                  Canada
                  Attention:  Richard Duval
                  Facsimile:  (418) 588-6690

                  with a copy to:

                  Mayer, Brown & Platt
                  1675 Broadway
                  New York, New York  10019
                  Attention: Kathleen A. Walsh, Esq.
                  Facsimile:  (212) 262-1910

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

         13.4. EFFECT OF INVESTIGATIONS. Any due diligence review, audit or other investigation or inquiry undertaken or performed by or on behalf of Purchaser shall not limit, qualify, modify or amend the representations, warranties and covenants of, and indemnities by, Seller made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Purchaser.

         13.5. WAIVERS. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

         13.6. COUNTERPARTS. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         13.7. HEADINGS. The headings preceding the text of Articles and Sections of this Agreement and the Schedules thereto are for convenience only and shall not be deemed part of this Agreement.

         13.8. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND

CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION.

         13.9. BINDING NATURE; ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without prior written consent of the other parties; except, that (i) Purchaser may assign any of its rights hereunder to any affiliate or wholly-owned subsidiary, (ii) Purchaser may grant a security interest in its rights and interests hereunder to its lenders, and (iii) as otherwise provided in this Agreement. Nothing contained herein, express or implied, is intended to confer on any Person other than the parties hereto or their successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. Nothing contained herein shall be deemed to give rise to any personal obligation of any of the directors, officers, stockholders, principals, attorneys, accountants or advisors of any of the parties hereto, by reason of any breach or violation of any of the provisions hereof or otherwise, and no party hereto shall have any right against, or be entitled to sue or seek any recovery from, any such Persons.

         13.10. NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of the parties hereto and their respective affiliates and no provision of this Agreement shall be deemed to confer upon third parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

         13.11.  TAX MATTERS.

         13.11.1. Purchaser and Seller shall treat and report the transaction contemplated by this Agreement in all respects consistently for purposes of any federal, state or local tax, including, without limitation, the Purchase Price allocation made pursuant to SECTION 2.3 hereof.

         13.11.2. Purchaser shall make available to Seller, and Seller shall make available to Purchaser, (i) such records as any such party may require for the preparation of any Tax Returns required to be filed by Seller or Purchaser and (ii) such records as Seller or Purchaser may require for the defense of any audit, examination, administrative appeal, or litigation of any Tax Return in which Seller or Purchaser was included.

         13.12. OTHER INSTRUMENTS. Upon the reasonable request of Purchaser, Seller will on and after the Closing Date execute and deliver to Purchaser such other documents, releases, assignments and other instruments as may be required to effectuate completely the transfer and assignment to Purchaser of, and to vest fully in Purchaser title to, each of the Acquired Assets and Assumed Obligations.

         13.13. CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to this Agreement to express their mutual intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the

Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail of the exception. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other items itself). The parties hereto intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

         13.14. ENTIRE UNDERSTANDING. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof and is not intended to confer upon any other person any rights or remedies hereunder. There have been no representations or statements, oral or written, that have been relied on by any party hereto, except those expressly set forth in this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.


                                    PURCHASER:

                                    VICTOR FORSTMANN, INC.


                                    By:  /s/ Richard Duval
                                       -----------------------------------------
                                    Name:  RICHARD DUVAL
                                          --------------------------------------
                                    Title:  PRESIDENT
                                          --------------------------------------


                                    Seller:

                                    FORSTMANN & COMPANY, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.


                                    PURCHASER:

                                    VICTOR FORSTMANN, INC.


                                    By:
                                       -----------------------------------------
                                    Name:
                                          --------------------------------------
                                    Title:
                                          --------------------------------------


                                    Seller:

                                    FORSTMANN & COMPANY, INC.


                                    By: /s/ Illegible
                                       -----------------------------------------
                                    Name: Forrest Richard Reddon, Jr.
                                          --------------------------------------
                                    Title:  CEO
                                          --------------------------------------